SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 24, 2009
Date of Report

UQM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or other jurisdiction of incorporation)	1-10869 (Commission File Number)	84-0579156 (IRS Employer Identification #)

7501 Miller Drive, Frederick, Colorado 80530
(Address of Principal Executive Office)

(303) 278-2002
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Current Report on Form 8-K is filed by UQM Technologies, Inc., a Colorado corporation, in connection with the matters described herein.

Item 8.01 Other Events

In November 2007, UQM Technologies, Inc. (the "Company") filed an arbitration claim with the American Arbitration Association ("AAA") against Phoenix MC, Inc., as successor by merger to Phoenix Motorcars, Inc. ("Phoenix") seeking damages for Phoenix's breach of the Purchase and Supply Agreement between Phoenix and the Company dated January 12, 2007. The matter was heard by an AAA arbitration panel (the "Panel") in December 2008. On February 24, 2009, the AAA notified the Company of the Panel's findings that Phoenix had materially breached the Agreement and awarding monetary damages to the Company in the amount of $5,309,648.97. In addition, the Panel awarded the Company post-award interest at the rate of 10 percent per annum on the unpaid amount of the award subsequent to February 6, 2009. At this time, whether, to what extent, and when the Company will be able to collect the award from Phoenix is uncertain.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UQM Technologies, Inc., Registrant
February 25, 2009	/s/ Donald A. French Donald A. French, Treasurer